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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           W-H Energy Services, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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SEC 1913 (02-02)

                           W-H ENERGY SERVICES, INC.
                        10370 RICHMOND AVENUE, SUITE 990
                              HOUSTON, TEXAS 77042

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the holders of Common Stock of W-H Energy Services, Inc.:

     The annual meeting (the "Annual Meeting") of shareholders of W-H Energy Services, Inc. (the "Company") will be held at The Westchase Hilton, 9999 Westheimer, Houston, Texas 77042, on Wednesday, May 12, 2004, at 10:00 a.m., Houston time, to consider and vote on:

          (1) The election of seven directors to the Company's Board of Directors;

          (2) Approval of the restatement of the Company's 1997 Stock Option Plan, including an increase in the number of options to purchase shares of the Company's common stock issuable thereunder;

          (3) Approval of the proposed grant of 75,000 shares of restricted common stock to Kenneth T. White, Jr., Chairman, President and Chief Executive Officer; and

          (4) Such other business as may properly come before the Annual Meeting and at any adjournments thereof.

     Only holders of record of the Company's common stock at the close of business on March 30, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     Even if you now expect to attend the Annual Meeting, you are requested to mark, sign, date, and return the accompanying proxy in the enclosed addressed, postage-paid envelope. If you attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy. A proxy may be revoked at any time prior to the voting thereof.

                                          By Order of the Board of Directors

                                          /s/ CATHERINE N. CRABTREE
                                          --------------------------------------
                                          Catherine N. Crabtree
                                          Secretary

Houston, Texas
April 6, 2004

                           W-H ENERGY SERVICES, INC.
                        10370 RICHMOND AVENUE, SUITE 990
                              HOUSTON, TEXAS 77042

                                PROXY STATEMENT
                                 APRIL 6, 2004

     This Proxy Statement is furnished to the shareholders of W-H Energy Services, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of shareholders (the "Annual Meeting") to be held at The Westchase Hilton, 9999 Westheimer, Houston, Texas 77042, on Wednesday, May 12, 2004, at 10:00 a.m., Houston time, and at any adjournments thereof.

     This Proxy Statement and the enclosed form of proxy is first being mailed to shareholders on or about April 12, 2004, and the cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile and electronic means. Banks, brokerage houses and other nominees or fiduciaries have been requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

                                     VOTING

WHO CAN VOTE

     Only shareholders of record as of the close of business on March 30, 2004 are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. On March 30, 2004, the Company had outstanding 27,421,491 shares of common stock, $0.0001 par value per share (the "Common Stock"). Each share of Common Stock you own entitles you to one vote on each matter to be voted on at the Annual Meeting.

HOW YOU CAN VOTE

     You may vote your shares in person by attending the Annual Meeting or you may vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you return your signed proxy card before the Annual Meeting, the named proxy will vote your shares as you direct. If you send in your proxy card, but do not specify how you want to vote your shares, your shares will be voted (i) FOR the election of all nominees for director as described under "Election of Directors"; (ii) FOR approval of the restatement of the Company's 1997 Stock Option Plan, including an increase in the number of options to purchase shares of the Company's Common Stock issuable thereunder, as described under "Approval of the Restatement of the Company's 1997 Stock Option Plan", (iii) FOR approval of the proposed grant of 75,000 shares of restricted Common Stock to Kenneth T. White, Jr., Chairman, President and Chief Executive Officer, as described under "Approval of the Proposed Grant of 75,000 Shares of Restricted Common Stock to Kenneth T. White, Jr.," and (iv) in the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

YOU MAY REVOKE OR CHANGE YOUR VOTE

     You may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the shareholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's Bylaws authorize the Board to determine from time to time by resolution the number of directors. The Board has fixed the number of directors to be elected at the Annual Meeting at seven, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the seven nominees named below to each serve until the next Annual Meeting and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

     If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. The Company's directors are elected by a plurality vote.

INFORMATION ABOUT DIRECTORS

     The following sets forth certain information, as of March 31, 2004, about the nominees for director of the Company.

     Kenneth T. White, Jr., age 62, has served as a director and as Chairman, President and Chief Executive Officer of the Company since its inception in April 1989. Prior to founding the Company, Mr. White participated in the acquisition, development and eventual sale of a number of businesses, including an oil and natural gas products and services business and a manufacturing and distributing company. Mr. White has over 30 years of experience in the oil and natural gas industry.

     Jonathan F. Boucher, age 47, has served as one of the Company's directors since August 1997. Mr. Boucher has been a member and senior principal of The Jordan Company L.P., a private merchant banking firm and its predecessors, since 1983. Mr. Boucher is also a director of Sensus Metering Systems, Inc., a worldwide leader in advanced metering and communications solutions for the utility industry, and Jordan Industries, Inc., a diversified private holding company, as well as other privately held companies.

     J. Jack Watson, age 76, has served as one of the Company's directors since August 1997. Mr. Watson was Chairman, President and Chief Executive Officer of Newflo Corporation from 1987 until his retirement in 1996. Newflo is a manufacturer of pumps, valves and meters, which at the time of Mr. Watson's departure, had annual revenues of approximately $250 million. Mr. Watson is also a director of Sensus Metering Systems, Inc.

     Christopher Mills, age 51, has served as one of the Company's directors since 1990. Mr. Mills has been the Chief Executive Officer of North Atlantic Smaller Companies Investment Trust, a closed end mutual fund, since 1984 and American Opportunity Trust PLC, an investment trust, since 1989. Mr. Mills is also a director of Lesco, Inc., a national distributor of landscape, golf and pest control products, and Sterling Construction Company, Inc., as well as other privately held and foreign companies.

     Robert H. Whilden, Jr., age 68, has served as one of the Company's directors since its inception in 1989. Since January 2000, Mr. Whilden has served as Senior Vice President, General Counsel and Secretary of BMC Software, Inc. and is also a director of Tom Brown, Inc., an independent oil and natural gas company. Until January 1, 2000, Mr. Whilden had been a partner since 1970 in the law firm of Vinson & Elkins L.L.P.

     Milton L. Scott, age 47, has served as one of the Company's directors since August 2000 and was elected as the Lead Director in 2003. Mr. Scott is currently Managing Director of The StoneCap Group, L.P. From July 2000 to September 2002, Mr. Scott served as Executive Vice President of Dynegy Inc. Mr. Scott also served as Senior Vice President and Chief Administrative Officer of Dynegy Inc. from October 1999 to July 2000. From 1977 to October 1999, Mr. Scott was employed by Arthur Andersen LLP, independent public accountants, serving in various positions, the last as partner in charge of the Gulf Coast region's technology and telecommunications practice.

     John R. Brock, age 56, has served as one of the Company's directors since May 2003. In February 2004, Mr. Brock assumed the position of Chief Financial Officer for the Episcopal Diocese of Texas. Prior to this appointment, Mr. Brock served as Chairman of John R. Brock & Associates since 2000. From 1994 to 1999, Mr. Brock was the Managing Partner of Korn/Ferry International. Mr. Brock also served as President and Chief Operating Officer of the Houston Economic Development Council from 1988 to 1993, Senior Vice President of Marketing at Paine Webber, Inc. from 1983 to 1988, a Managing Partner of Russell Reynolds Associates from 1978 to 1983 and Senior Manager at Peat, Marwick, Mitchell & Co. from 1971 to 1977.

DIRECTOR INDEPENDENCE DETERMINATIONS

     The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the New York Stock Exchange (the "NYSE"). In conducting this evaluation, the Board considered transactions and relationships between each director nominee or his immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such director nominee is independent. Based upon that evaluation, the Board determined that Messrs. Scott, Whilden, Brock, Mills and Watson have no material relationship with the Company and, thus, are independent.

BOARD MEETINGS AND COMMITTEES

     In 2003, the Board held four regularly scheduled meetings. Each director participated in at least 75% of the aggregate total number of meetings held by the Board and all committees of which he was a member that were held during the period in which he served. In addition, non-employee directors held four regularly-scheduled executive sessions in 2003. The Board appointed Mr. Scott as Lead Director of the Board, and in that capacity Mr. Scott presided over all non-employee director executive sessions held during 2003. The Board has established a process for securities holders to send communications, other than sales-related communications, to the independent directors or to one or more of the Board members. Any such communications should be sent via email to DirectorCommunication@whes.com. All such communications will be forwarded directly to the board member or members specified.

     The Board has an Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee. All of the members of these committees are non-employee, independent directors in accordance with the NYSE listing standards. Charters for all committees are available on the Company's website at http://www.whes.com.

AUDIT COMMITTEE

     The current members of the Audit Committee are Messrs. Scott, Brock and Watson. The Board has determined that Mr. Scott, Chairman of the Committee, and Mr. Brock are audit committee financial experts, as defined by the Securities and Exchange Commission ("SEC") rules and have accounting or related financial management expertise under the rules of the NYSE. All of the members of the Audit Committee are independent under the SEC rules pertaining to audit committee members. The Audit Committee met five times in 2003. The Audit Committee adopted an Amended and Restated Audit Committee Charter, which is attached to this Proxy statement as Appendix A. The Audit Committee is responsible for (i) making recommendations to the Board concerning the engagement of the Company's independent public accountants, (ii) consulting with the independent public accountants with regard to the audit plan, (iii) consulting with the Company's principal financial and accounting officers on any matter the Audit Committee or the principal financial and accounting officers deem appropriate in connection with carrying out the audit, (iv) reviewing the results of audits of the Company by its independent public accountants, (v) reviewing all related party transactions and all other potential conflict of interest situations, (vi) discussing audit recommendations with management and reporting the results of its reviews to the Board and (vii) performing such other functions as may be prescribed by the Board.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     The Corporate Governance and Nominating Committee was formed in October 2003. The current members of the Corporate Governance and Nominating Committee are Messrs. Brock, Scott, and Whilden. This Committee met once in 2003. The Corporate Governance and Nominating Committee is responsible for (i) making recommendations to the Board about appropriate composition of the Board and its committees, (ii) evaluating potential director nominees and making recommendations to the Board regarding those director nominees that may be considered for election to the Board at the Annual Meeting, (iii) advising the Board on corporate governance practices and policies, (iv) overseeing the evaluation of the Board and management of the Company, (v) making recommendations to the Board regarding succession planning, and (vi) performing such other functions as may be prescribed by the Board. Upon recommendation by the Corporate Governance and Nominating Committee, the Board has adopted Corporate Governance Guidelines, to assist the Board in its responsibilities to the Company and its shareholders. These Guidelines are available on the Company's website at http://www.whes.com.

     The Board's current criteria for selecting new directors do not include specific minimum qualifications, but include criteria relating to a candidate's business experience and accomplishments, lack of conflicts of interest, ability to commit the time to serve effectively, personal characteristics, the Board's needs for diversity of backgrounds and skills, and other pertinent considerations. The Corporate Governance and Nominating Committee periodically reviews the appropriate skills, experience, perspectives and characteristics required of Board members or candidates in the context of the perceived needs of the Board at the time.

     The Committee will consider suggestions for potential director nominees from many sources, including members of the Board, management, advisors and shareholders. All of the nominees for director recommended for election by the shareholders at the 2004 Annual Meeting are current members of the Board. The Committee will consider nominees recommended by shareholders in the same manner as other candidates. Pursuant to the Company's Bylaws, nominations of candidates for election to the Board may be made by any shareholder entitled to vote at a meeting of shareholders called for the election of directors. Shareholder recommendations for director nominees must be submitted in writing to Chairman, Corporate Governance and Nominating Committee, care of the Secretary, W-H Energy Services, Inc., 10370 Richmond Avenue, Suite 990, Houston, TX 77042 by the deadline for shareholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct and indirect arrangements or understandings between the recommending shareholder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Messrs. Whilden and Scott. The Compensation Committee, which met three times in 2003, administers the Company's stock option plans, makes decisions concerning salaries and incentive compensation for the Company's executive officers and performs such other functions as may be prescribed by the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries prior to or while serving on the Compensation Committee. In 2003, no executive officer of the Company served as a director or member of the compensation committee of another entity, any of whose executive officers served on the Board or on the Compensation Committee of the Company.

     The Company does not maintain a formal policy regarding the Board's attendance at annual shareholder meetings. At the 2003 Annual Meeting, Messrs. Scott, Whilden and Brock were present.

DIRECTOR COMPENSATION

     For 2003, each non-employee director received a quarterly fee of $3,750 for his services to the Company. In addition, non-employee directors received $1,000 for each Board meeting attended, $1,500 for each Audit Committee meeting attended, and $500 for each Compensation Committee or Corporate Governance and Nominating Committee meeting attended. An additional $750 per meeting was paid to the Chairman of each committee, and the Lead Director, whose role is the leadership of the other independent Board members, was paid an additional $1,000 per Board meeting attended. Each director was also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and for other reasonable expenses related to the performance of his duties as a director. Each of these payments was remitted on a quarterly basis.

     In addition, non-employee directors are granted 10,000 options to purchase Common Stock of the Company each year on the date of the Annual Meeting.

CODE OF ETHICS

     The Company has a Corporate Code of Business Conduct and Ethics that applies to all employees and a separate Financial Code of Ethics for Senior Financial Officers that applies to the Company's Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, vice presidents and other senior financial officers. All officers subject to the Financial Code of Ethics have certified compliance with both the Corporate Code of Business Conduct and the Financial Code of Ethics. Both the Corporate Code of Business Conduct and the Financial Code of Ethics for Senior Financial Officers are available on the Company's website at http://www.whes.com.

RECOMMENDATION OF THE BOARD

     THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

      APPROVAL OF THE RESTATEMENT OF THE COMPANY'S 1997 STOCK OPTION PLAN

     The Company's shareholders are being asked to approve the adoption by the Board in March 2004 of a restatement of the Company's 1997 Stock Option Plan (the "1997 Plan"). The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required for approval of the restatement. The restated 1997 Plan is included with this Proxy Statement as Appendix B.

     The Board originally adopted the 1997 Plan in August 1997. On January 26, 2000, the 1997 Plan was amended to increase the number of options to purchase shares of Common Stock authorized for issuance under the 1997 Plan from 1,320,000 to 2,475,000 shares on a post-split basis. In 2001, the Compensation Committee recommended, and the Board and the shareholders approved, an additional amendment to the 1997 Plan that, among other things, ratified and reaffirmed the original adoption of the 1997 Plan and the 2000 amendment thereto and increased the number of options to purchase shares of Common Stock authorized for issuance under the 1997 Plan from 2,475,000 to 3,750,000. In March 2004, the Board adopted, subject to shareholder approval, a restatement of the 1997 Plan that would, among other things, increase the number of options to purchase shares of Common Stock authorized for issuance under the 1997 Plan from 3,750,000 to 4,900,000 shares. The Board took this action because there is a foreseeable limitation on the number of future option grants under the 1997 Plan and the Board wishes to provide for future options grants. In addition, the Board desired (i) to eliminate the ability to issue options having an exercise price less than the fair market value of a share of Common Stock on the date of grant, (ii) to incorporate into the 1997 Plan recent NYSE rule changes and (iii) to increase from 250,000 to 500,000 the number of options to purchase Common Stock that may be issued to a single participant in the 1997 Plan.

     As of March 31, 2004, approximately 277,701 shares remain available for future option grants. Approval of the restatement of the 1997 Plan will increase the number of shares available for future option grants by 1,150,000 shares. If the Company's shareholders do not approve the restatement of the 1997 Plan, then the

1997 Plan will continue in effect as it currently exists. As of March 31, 2004, options covering 2,889,295 shares were outstanding under the 1997 Plan. The options had a weighted average exercise price of $16.10 per share and a weighted average term of 8.3 years.

     The following is a summary of the material features of the 1997 Plan as proposed to be restated.

SUMMARY OF THE FEATURES OF THE 1997 PLAN

     Purpose. The 1997 Plan is intended to promote the interests of the Company and its shareholders by providing a means through which key employees of the Company and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and by encouraging such employees to remain with and to devote their best efforts to the business of the Company.

     Administration. The 1997 Plan is administered by a committee (the "Committee") of, and appointed by, the Board and shall be comprised solely of two or more outside directors of the Company (within the meaning of the term "outside directors" as used in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable authority thereunder and within the meaning of the term "non-employee director" as defined in SEC Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). The Committee has the sole authority to select optionees from those individuals eligible to receive options under the 1997 Plan, to establish the number of shares of Common Stock which may be issued under each option (subject to applicable provisions of the 1997 Plan) and to establish the terms and conditions of each option granted under the 1997 Plan.

     Eligibility. Options may be granted only to individuals who, at the time of grant, are key employees, officers or directors of the Company or one of its affiliates. The maximum number of shares of Common Stock that may be subject to options granted to any one individual during the term of the 1997 Plan may not exceed 500,000 shares of Common Stock. The selection of employees, from among those eligible, who will receive options, is within the discretion of the Committee.

     Award of options and terms. Options granted under the 1997 Plan are stock options that do not constitute incentive stock options within the meaning of
Section 422 of the Code. That is, options granted under the 1997 Plan are "Nonstatutory Stock Options." An option will have the term and will be exercisable in whole or in such installments and at such times as specified by the Committee at the time of grant.

     The purchase price per share of Common Stock subject to an option will be determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date the option is granted. The purchase price of shares of Common Stock to be purchased upon the exercise of an option or portion thereof must be paid in full in the manner prescribed by the Committee.

     Each option will be evidenced by an option agreement containing provisions consistent with the 1997 Plan and such other provisions as the Committee deems appropriate. The terms and conditions of the respective option agreements need not be identical. The term of each option will be as specified by the Committee at the date of grant. Other conditions which will be determined by the Committee and set forth in the option agreement which evidences each grant include (i) the number of shares for which the option is granted, (ii) the effect of an employee's termination of employment by reason of death, disability, or otherwise, (iii) vesting, (iv) tax matters (including, in the Committee's discretion, provisions permitting the delivery of additional shares of Common Stock or the withholding of shares of Common Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements) and
(v) any other matters consistent with the 1997 Plan that the Committee in its sole discretion determines. Further, an option agreement may provide for the payment of the purchase price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to such option price.

     For purposes of the 1997 Plan, generally, the fair market value of a share of Common Stock on a particular date is equal to the average of the high and low sales price of the Common Stock (i) reported by the Nasdaq National Market on that date or (ii) if the Common Stock is listed on a national exchange, reported on the stock exchange composite tape on that date. In either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported.

     Corporate Change. Upon a Corporate Change (as defined below), the Committee, in its sole discretion, may take one or more of the following actions with respect to all or a portion of the outstanding options (and actions may vary among individual optionees and among options held by any individual optionee): (i) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised options and all rights of optionees thereunder will terminate, (ii) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the 1997 Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee will thereupon cancel such options and the Company will pay to each optionee an amount of cash per share of Common Stock equal to the excess, if any, of the Change of Control Value (as defined below) of the shares of Common Stock subject to such option over the exercise price(s) under such options for such shares of Common Stock, (iii) make such adjustments to options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to options then outstanding), including adjusting an option to provide that the number and class of shares of Common Stock covered by such option shall be adjusted so that such option shall thereafter cover securities of the surviving or acquiring corporation or other property as determined by the Committee in its sole discretion.

     The 1997 Plan provides that a "Corporate Change" is the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" under Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including the power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power) or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. "Change of Control Value" means: (i) the per share price offered to shareholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which options that are being surrendered are exercisable, as determined by the Committee. In the event that the consideration offered to shareholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash for purposes of the Change of Control Value.

     Plan Amendment and Termination. The Board in its discretion may terminate the 1997 Plan at any time with respect to any shares for which options have not been granted. Subject to the right of the Company's shareholders to approve certain amendments, the Board has the right to alter or amend the 1997 Plan or any part thereof from time to time. However, no change in any option granted prior to such change may be made that would impair the rights of the optionee without the consent of such optionee. If not sooner terminated, the 1997 Plan will terminate upon and no further options will be granted after August 11, 2007, the expiration of ten years from the date of the 1997 Plan's adoption by the Board.

     Shares Authorized. The aggregate number of shares of Common Stock that may be issued pursuant to options granted under the 1997 Plan, as restated, is 4,900,000, subject to certain adjustments. Any shares of Common Stock delivered pursuant to an option may consist, in whole or in part, of authorized but unissued shares of Common Stock or treasury shares. The aggregate number of shares of Common Stock that may be issued under the 1997 Plan may be adjusted upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure.

     Exercise of an option in any manner, will result in a decrease in the number of shares of Common Stock that may thereafter be available for purposes of the 1997 Plan by the number of shares as to which such option is exercised. If an option expires or the rights of its holder terminate prior to its exercise in full, then the shares of Common Stock with respect to the unexercised portion of such option will again be available for option grants under the 1997 Plan.

DESCRIPTION OF 1999 STOCK OPTION PLAN

     On March 29, 1999, prior to the Company's initial public offering, the Company granted to Kenneth T. White, Jr., the Company's Chairman, President and Chief Executive Officer an option to purchase 900,900 shares of the Company's Common Stock at a purchase price of $4.55 per share (the "1999 Plan" and, together with the 1997 Plan, the "Plans"). The 1999 Plan was approved by the Board but was not submitted to the Company's shareholders for their approval. As of the date hereof, Mr. White's option to purchase all 900,900 shares of Common Stock under the 1999 Plan has vested. This option is exercisable by Mr. White at any time until March 29, 2009 and is not transferable. Upon Mr. White's death or disability, or the termination of his employment for any reason, this option will terminate and expire; although, Mr. White (or his estate or the person who acquires this option by will or the laws of descent or distribution or otherwise by the reason of Mr. White's death) may exercise this option for a period of three months following any such event.

UNITED STATES FEDERAL INCOME TAX EFFECTS OF PARTICIPATION IN THE PLANS

     Nonstatutory Stock Options. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Nonstatutory Stock Option. Upon the exercise of a Nonstatutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the option price paid for such shares of Common Stock. Upon an optionee's exercise of a Nonstatutory Stock Option and subject to certain limitations set forth in Section 162(m) of the Code, if applicable, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming the Company timely satisfies any federal income tax reporting requirements.

     Payment of Option Price in Stock. If the option price is paid by the delivery of shares of Common Stock previously acquired by the optionee having a fair market value equal to the option price ("Previously Acquired Stock"), gain or loss would not be recognized on the exchange of the Previously Acquired Stock for a like number of shares pursuant to such exercise of the option.

     Section 162(m). Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its chief executive officer or any of its four other highest-paid executive officers. Compensation that qualifies under Section 162(m) as "performance-based" is, however, specifically exempt from the deduction limit. Further, the regulations issued under Code Section 162(m) provide a special transitional rule for privately held corporations that become publicly held pursuant to an initial public offering. Pursuant to this transitional rule, the Code Section 162(m) deduction limit will not apply to any remuneration paid pursuant to a plan that existed during the period in which the corporation was not publicly held, to the extent that the prospectus accompanying the initial public offering disclosed information concerning such plan that satisfied all applicable securities laws then in effect. This transitional rule may be relied upon until the earliest of (i) the expiration of the plan, (ii) the material modification of the plan, (iii) the issuance of all employer stock or other compensation under the plan, or (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurred. The transitional rule will apply to any compensation received pursuant to an option under the Plans that is granted prior to the earliest of the dates specified in the preceding sentence. Upon expiration of the transitional relief, compensation relating to options awarded under the Plans would be subject to the deduction limitations of Code Section 162(m). However, in 2001 the Board adopted, and the shareholders approved, an amendment to the

1997 Plan prior to the expiration of the transitional relief so that the compensation paid under the 1997 Plan can qualify under Code Section 162(m) as "performance based."

     Parachute Payment Sanctions. Certain provisions in the Plans or included in an agreement incidental to the Plans may afford an employee special protections or payments that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company's assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute "parachute payments" which, when aggregated with other parachute payments received by the employee, if any, could result in the employee's receiving "excess parachute payments" (a portion of which would be allocated to those protections or payments derived from the Plans). The Company would not be allowed a deduction for any such excess parachute payments and the employee would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed with respect to such payments.

RECOMMENDATION OF THE BOARD

     THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION OF THE RESTATEMENT OF THE 1997 PLAN.

                                 PROPOSAL THREE

               APPROVAL OF THE PROPOSED GRANT OF 75,000 SHARES OF
                RESTRICTED COMMON STOCK TO KENNETH T. WHITE, JR.

     The Company's shareholders are being asked to approve the proposed grant of restricted shares of Common Stock to Mr. Kenneth T. White, Jr., the Company's Chairman, President and Chief Executive Officer. The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required for approval of the grant of these restricted shares.

     On February 5, 2004, the Board approved, subject to the approval of the shareholders, the issuance to Mr. White of 75,000 shares (the "Restricted Shares") of the Company's Common Stock in order to provide him with incentive to remain with the Company and continue to devote his best efforts to the business of the Company. If the shareholders approve the issuance of the Restricted Shares to Mr. White, such shares would be issued to Mr. White following such approval. The Restricted Shares would be subject to forfeiture restrictions pursuant to which Mr. White will be obligated to forfeit and surrender the shares back to the Company if he terminates his employment with the Company while the forfeiture restrictions are still effective. The forfeiture restrictions would terminate as to one-third of the Restricted Shares on the anniversary of the issuance of the Restricted Shares in 2005, 2006 and 2007 provided that Mr. White has remained employed by the Company and is not in breach of his employment agreement. The forfeiture restrictions would also terminate (to the extent still in effect), if Mr. White's employment with the Company is terminated because of death or disability, if such employment is terminated by the Company without cause, if such employment is terminated by Mr. White with cause or upon a change of control of the Company. While the forfeiture restrictions are applicable to the Restricted Shares, Mr. White would be entitled to vote the Restricted Shares and receive dividends declared thereon, if any.

     The granting of the Restricted Shares to Mr. White will not result in taxable income to him unless he elects to report the award as taxable income under Section 83(b) of the Code. Absent such an election, the value of the Restricted Shares will be taxable income to Mr. White as ordinary income at the time the forfeiture restrictions or any of them cease to apply to the Restricted Shares in an amount equal to the then fair market value of the Restricted Shares as to which forfeiture restrictions have terminated and the Company will be entitled to a compensation deduction in a corresponding amount. If a Section 83(b) election is made by Mr. White, he will recognize ordinary income in the amount of the fair market value of the Restricted Shares on the date of their grant to him and the Company will be entitled to a compensation deduction in a corresponding amount. Any gain or loss subsequently experienced by Mr. White with respect to the Restricted Shares will be a capital gain or loss and the Company will not receive an additional tax deduction.

RECOMMENDATION OF THE BOARD

     THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED GRANT OF SHARES OF RESTRICTED COMMON STOCK TO KENNETH T. WHITE, JR.

                             PRINCIPAL SHAREHOLDERS

     The following table indicates the beneficial ownership, as of March 30, 2004, of the Company's Common Stock by (i) each director and director nominee,
(ii) each Named Officer disclosed under the "Summary Compensation Table," (iii) each person known by the Company to own more than 5% of the outstanding shares of the Company's Common Stock, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED          OWNED
------------------------                                      ------------   ------------
T. Rowe Price Associates, Inc.(1)...........................   3,472,466         12.7%
  c/o Price Associates
  100 E. Pratt Street
  Baltimore, Maryland 21202
State Street Research & Management Co.(2)...................   2,054,970          7.5
  One Financial Center, 31st Floor
  Boston, Massachusetts 02111
FMR Corp.(3)................................................   1,763,215          6.4
  82 Devonshire Street
  Boston, Massachusetts 02109
Kenneth T. White, Jr.(4)....................................   1,306,486          4.6
Jeffrey L. Tepera(5)........................................     100,500            *
William J. Thomas III(5)....................................     256,546            *
Ernesto Bautista, III(6)....................................      22,500            *
Stuart J. Ford(7)...........................................      20,000            *
Jonathan F. Boucher(8)......................................     383,643          1.4
J. Jack Watson(8)...........................................     148,820            *
Christopher Mills(9)(10)....................................      64,500            *
Robert H. Whilden, Jr.(9)...................................      55,293            *
Milton L. Scott(11).........................................      21,250            *
John R. Brock(8)............................................       2,500            *
All directors and officers as a group (11 persons)..........   2,382,038          8.3

---------------

  *  Represents less than 1% of the outstanding Common Stock.

 (1) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information is based on the Schedule 13G/A filed with the SEC by the beneficial owner on February 13, 2004. Pursuant to this Schedule 13G/A, Price Associates has sole voting power with respect to

     949,866 shares of Common Stock and sole dispositive power with respect to 3,472,466 shares of Common Stock.

 (2) This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 17, 2004. Pursuant to this Schedule 13G/A, State Street Research & Management Company has sole voting power with respect to 2,054,970 shares of Common Stock and sole dispositive power with respect to 2,054,970 shares of Common Stock.

 (3) This information is based on the Schedule 13G/A filed with the SEC by the beneficial owner on February 17, 2004. Pursuant to this Schedule 13G/A, FMR Corp. has sole voting power with respect to 344,800 shares of Common Stock and sole dispositive power with respect to 1,763,215 shares of Common Stock.

 (4) Includes 900,900 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

 (5) Includes 100,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

 (6) Includes 22,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

 (7) Includes 20,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

 (8) Includes 2,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

 (9) Includes 15,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(10) Excludes 550,000 shares of Common Stock beneficially owned by North Atlantic Smaller Companies Investment Trust PLC of which Mr. Mills is an affiliate and 61,523 shares of Common Stock owned by RBSI Custody Bank Limited of which Mr. Mills is an affiliate. The beneficial owners of the shares held by RBSI Custody Bank Limited are Seaway Capital, Limited and Sannafi Limited. Mr. Mills disclaims any beneficial ownership of the securities held by North Atlantic Smaller Companies Investment Trust PLC and RBSI Custody Bank Limited.

(11) Includes 21,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The names, ages and titles of the Company's executive officers are listed below, along with a description of their business experience during the last five years. Information regarding Mr. White is set forth above under "Proposal
One: Election of Directors -- Information about Directors."

NAME                                        AGE                      TITLE
----                                        ---                      -----
Kenneth T. White, Jr. ....................  62    Chairman of the Board, President, Chief
                                                  Executive Officer and Director
Jeffrey L. Tepera.........................  38    Vice President and Chief Financial Officer
William J. Thomas III.....................  52    Vice President
Ernesto Bautista, III.....................  32    Vice President and Corporate Controller
Stuart J. Ford............................  47    Vice President and Intellectual Property
                                                  Counsel

     Mr. Tepera serves as the Company's Vice President and Chief Financial Officer. From December 1997 until March 2000, when Mr. Tepera was appointed to his current positions with the Company, Mr. Tepera served as the Company's Vice President and Treasurer. From 1989 to December 1997, Mr. Tepera was employed by Arthur Andersen LLP serving in various positions, most recently as a manager in the assurance practice, specializing in emerging, high growth companies.

     Mr. Thomas has served as the Company's Vice President since May 2000, the Chief Executive Officer of PathFinder Energy Services, Inc. since June 1999 and the President and Chief Executive Officer of Thomas Energy Services, Inc. since June 1994. Mr. Thomas has over 25 years of experience in the oil and natural gas industry and has been employed by Thomas Energy Services since 1974.

     Mr. Bautista, a certified public accountant, has served the Company's Vice President and Corporate Controller since June 2000. From September 1994 to May 2000, Mr. Bautista was employed by Arthur Andersen LLP serving in various positions, most recently as a manager in the assurance practice, specializing in emerging, high growth companies.

     Mr. Ford, a registered patent attorney, has served as the Company's Vice President and Intellectual Property Counsel since February 2002. Mr. Ford was formerly a partner in the law firm of Vinson & Elkins L.L.P., where he practiced from August 1998 to February 2002 specializing in patent and other intellectual property matters.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows compensation of the Company's chief executive officer and the Company's four other named executive officers for the last three fiscal years. The persons named in the table are referred to in this Proxy Statement as the "Named Officers."

                                                                                                      NUMBER OF
                                                                                                      SECURITIES
                                                                                                      UNDERLYING
                                     ANNUAL COMPENSATION                                               OPTIONS/
                                  --------------------------    OTHER ANNUAL         ALL OTHER         WARRANTS
NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS(1)   COMPENSATION(2)   COMPENSATION(3)(4)    GRANTED
---------------------------       ----   --------   --------   ---------------   ------------------   ----------
Kenneth T. White, Jr. ..........  2003   $400,000   $300,000       $10,400            $26,088               --
  Chairman, President and         2002    300,000    300,000        10,400             24,455               --
  Chief Executive Officer         2001    300,000    600,000        10,400              6,750               --
William J. Thomas III...........  2003    300,000    150,000        10,400              6,150           30,000
  Vice President                  2002    250,000    187,500        10,400              5,625               --
                                  2001    250,000    250,000        10,400              5,293           30,000
Jeffrey L. Tepera...............  2003    180,000     90,000        10,400              6,150           40,000
  Vice President and              2002    180,000     90,000        10,400              3,531               --
  Chief Financial Officer         2001    150,000    150,000        10,400              3,375           30,000
Ernesto Bautista, III...........  2003    125,000     62,500        10,400              3,750           20,000
  Vice President and              2002    125,000     62,500        10,000              2,427               --
  Corporate Controller            2001     90,000     90,000         7,800              2,025           15,000
Stuart J. Ford(5)...............  2003    175,000     87,500        10,400              5,250               --
  Vice President and              2002    161,731     87,500         9,200              3,180           40,000
  Intellectual Property Counsel

---------------

(1) Represents bonuses earned for the respective year that were paid subsequent to year end.

(2) Consists of allowances for and personal use of Company vehicles.

(3) Consists of the Company's contractual and discretionary contributions to the named executive officer's 401(k) plan account.

(4) Includes premium payments on a policy of life insurance made by the Company on behalf of Mr. White.

(5) Mr. Ford was hired on February 27, 2002; thus, he received no compensation prior to that date.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Mr. White serves as the Company's Chairman, President and Chief Executive Officer under an employment agreement with an initial term that ends on September 30, 2006. Mr. White's employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. White or the Company at least 90 days prior to the date of such extension. Mr. White's employment agreement provides for an annual base salary of $400,000 plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. White is also entitled to receive incentive compensation up to a maximum of 200% of his annual base salary each year as determined by the Board. Under the agreement, the Company's Compensation Committee will review Mr. White's annual base salary on an annual basis for possible increases.

     If Mr. White's employment is terminated because the Company has provided notice of termination prior to a one year extension or is terminated by the Company without cause, Mr. White is entitled to receive the following "Termination Benefits": (a) a lump sum cash payment equal to 250% of the sum of
(i) his annual base salary, and (ii) the highest annual incentive compensation payment paid to Mr. White during the three years prior to date of termination;
(b) full vesting of all outstanding stock options, restricted awards and other equity based awards, which will become immediately exercisable, (c) a consulting arrangement with a term of five years from the date of termination for consideration of $25,000 per year, and (d) continuation of health, medical and life insurance coverage provided by the Company for a period of five years from the date of termination. Mr. White is also entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. White's employment agreement. Mr. White has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.

     On March 29, 1999, prior to the Company's initial public offering, Mr. White was granted an option to purchase 900,900 shares of Common Stock at a purchase price of $4.55 per share. As of the date hereof, the right to purchase all 900,900 shares of Common Stock under the option has vested. This option is exercisable by Mr. White at any time until March 29, 2009 and is not transferable. Upon Mr. White's death or disability, or the termination of his employment for any reason, this option may be exercised by Mr. White or his estate, as the case may be, at any time within three months from the date of such termination, death or disability.

     Mr. Thomas serves as the Company's Vice President under an employment agreement with an initial term that ends on December 31, 2006. Mr. Thomas's employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. Thomas or the Company at least 90 days prior to the date of such extension. Mr. Thomas's employment agreement provides for an annual salary of $300,000 plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Thomas is also entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Board. Under the agreement, the Company's Compensation Committee will review Mr. Thomas's annual base salary on an annual basis for possible increases.

     If Mr. Thomas's employment is terminated because the Company has provided notice of termination prior to a one year extension or is terminated by the Company without cause, Mr. Thomas is entitled to receive the following "Termination Benefits": (a) a lump sum cash payment equal to 200% of the sum of
(i) his annual base salary, and (ii) the highest annual incentive compensation payment paid to Mr. Thomas during the three years prior to date of termination; and (b) full vesting of all outstanding stock options, restricted awards and other equity based awards, which will become immediately exercisable. Mr. Thomas is also entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Thomas's employment agreement. Mr. Thomas has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.

     Mr. Tepera serves as the Company's Vice President and Chief Financial Officer under an employment agreement with an initial term that ends on December 31, 2006. Mr. Tepera's employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. Tepera or the Company at least 90 days prior to the date of such extension. Mr. Tepera's employment agreement provides for an annual salary of $220,000 plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Tepera is also entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Board. Under the agreement, the Company's Compensation Committee will review Mr. Tepera's annual base salary on an annual basis for possible increases.

     If Mr. Tepera's employment is terminated because the Company has provided notice of termination prior to a one year extension or is terminated by the Company without cause, Mr. Tepera is entitled to receive the following "Termination Benefits": (a) a lump sum cash payment equal to 200% of the sum of
(i) his annual base salary, and (ii) the highest annual incentive compensation payment paid to Mr. Tepera during the three years prior to date of termination; and (b) full vesting of all outstanding stock options, restricted awards and other equity based awards, which will become immediately exercisable. Mr. Tepera is also entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Tepera's employment agreement. Mr. Tepera has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.

     Mr. Bautista serves as the Company's Vice President and Corporate Controller under an employment agreement with an initial term that ends on December 31, 2006. Mr. Bautista's employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. Bautista or the Company at least 90 days prior to the date of such extension. Mr. Bautista's employment agreement provides for an annual salary of $160,000 plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Bautista is also entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Board. Under the agreement, the Company's Compensation Committee will review Mr. Bautista's annual base salary on an annual basis for possible increases.

     If Mr. Bautista's employment is terminated because the Company has provided notice of termination prior to a one year extension or is terminated by the Company without cause, Mr. Bautista is entitled to receive the following "Termination Benefits": (a) a lump sum cash payment equal to 200% of the sum of
(i) his annual base salary, and (ii) the highest annual incentive compensation payment paid to Mr. Bautista during the three years prior to date of termination; and (b) full vesting of all outstanding stock options, restricted awards and other equity based awards, which will become immediately exercisable. Mr. Bautista is also entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Bautista's employment agreement. Mr. Bautista has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.

     Mr. Ford serves as the Company's Vice President and Intellectual Property Counsel under an employment agreement with an initial term that ends on February 27, 2006. Mr. Ford's employment agreement will be renewed automatically for an additional four year period ending on February 27, 2010, unless terminated by Mr. Ford or the Company by the date of such renewal. Mr. Ford's employment agreement provides for an annual salary of $205,000 plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Ford is also entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Board. Under the agreement, the Company's Compensation Committee will review Mr. Ford's annual base salary on an annual basis for possible increases.

     If Mr. Ford's employment is terminated because the Company has provided notice of termination prior to a one year extension or is terminated by the Company without cause, Mr. Ford is entitled to receive the following "Termination Benefits": (a) a lump sum cash payment equal to 200% of the sum of
(i) his annual base salary, and (ii) the highest annual incentive compensation payment paid to Mr. Ford during the three years prior to date of termination; and (b) full vesting of all outstanding stock options, restricted awards and other equity based awards, which will become immediately exercisable. Mr. Ford is also entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Ford's employment agreement. Mr. Ford's employment agreement does not prevent or restrain him from practicing law upon termination of the agreement for any reason. However, the agreement obligates Mr. Ford, for the term of employment and thereafter, to avoid conflicts of interest and to uphold Company privilege and confidentiality according to the obligations and duties to the Company placed on him by law.

2003 STOCK OPTION GRANTS

     The following table contains information concerning the grants of options to the Named Officers during fiscal year 2003.

                                 INDIVIDUAL GRANTS
                              -----------------------                             POTENTIAL REALIZABLE
                                           PERCENT OF                            VALUE AT ASSUMED ANNUAL
                              NUMBER OF      TOTAL                                RATES OF STOCK PRICE
                              SECURITIES    OPTIONS                                 APPRECIATION FOR
                              UNDERLYING   GRANTED TO   EXERCISE                     OPTION TERM(3)
                               OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   -----------------------
NAME(1)                        GRANTED      IN 2003     SHARE(2)       DATE         5%           10%
-------                       ----------   ----------   ---------   ----------   ---------   -----------
Jeffrey L. Tepera...........    40,000        8.1%       $18.64     8/26/2013    $468,904    $1,188,294
William J. Thomas III.......    30,000        6.1%       $18.64     8/26/2013     351,678       891,221
Ernesto Bautista, III.......    20,000        4.1%       $18.64     8/26/2013     234,452       594,147

---------------

(1) No options were granted to Kenneth T. White, Jr. or Stuart J. Ford during 2003.

(2) The options were granted at or above the fair market value of the Common Stock on the date of grant with a term of 10 years, unless otherwise noted.

(3) In accordance with the rules of the Securities and Exchange Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the Company's future common stock prices.

             AGGREGATE OPTION AND WARRANT VALUES AT FISCAL YEAR END

     The following table sets forth the number and value of all unexercised options held by the Named Officers as of December 31, 2003. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's common stock on December 31, 2003. None of the

Named Officers exercised any stock options during fiscal year 2003 and none of the Named Officers held any stock purchase warrants during fiscal year 2003 or as of December 31, 2003.

                                          NUMBER OF SHARES OF
                                             COMMON STOCK              VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                       OPTIONS/WARRANTS HELD AT      OPTIONS/WARRANTS HELD AT
                                           DECEMBER 31, 2003             DECEMBER 31, 2003
                                      ---------------------------   ---------------------------
NAME                                  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  -----------   -------------   -----------   -------------
Kenneth T. White, Jr................    900,900            --       $10,495,485       $  --
William J. Thomas III...............    100,500        62,500           384,450          --
Jeffrey L. Tepera...................    100,500        72,500           409,530          --
Ernesto Bautista, III...............     22,500        32,500                --          --
Stuart J. Ford......................     10,000        30,000                --          --

     The table below provides information relating to our equity compensation plans as of December 31, 2003:

                                                                                  NUMBER OF SECURITIES
                                  NUMBER OF SECURITIES     WEIGHTED-AVERAGE     REMAINING AVAILABLE FOR
                                    TO BE ISSUED UPON      EXERCISE PRICE OF     FUTURE ISSUANCE UNDER
                                 EXERCISE OF OUTSTANDING      OUTSTANDING          COMPENSATION PLANS
                                    OPTIONS, WARRANTS      OPTIONS, WARRANTS     (EXCLUDING SECURITIES
PLAN CATEGORY                          AND RIGHTS             AND RIGHTS       REFLECTED IN FIRST COLUMN)
-------------                    -----------------------   -----------------   --------------------------
Equity compensation plans
  approved by security
  holders......................         2,732,558               $16.05                  457,951
Equity compensation plans not
  approved by security
  holders......................           900,900               $ 4.55                       --
                                        ---------                                       -------
Total..........................         3,633,458               $13.20                  457,951
                                        =========                                       =======

     A description of the option plan pursuant to which an option to purchase 900,900 shares of the Company's Common Stock were granted to Kenneth T. White, Jr. is included under proposal two, "Approval of the Restatement of the Company's 1997 Stock Option Plan."

           COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board, which currently is comprised of two independent non-employee directors, Messrs. Whilden and Scott, provides overall guidance to the Company's executive compensation programs and administers the Company's two stock option plans.

     The Compensation Committee also makes recommendations to the Board regarding the compensation of the Chief Executive Officer. The Chief Executive Officer does not participate in discussions about his compensation matters or in the making of recommendations by the Compensation Committee of his compensation. The Board must approve all compensation actions regarding the Chief Executive Officer. The Board approved all transactions which were recommended by the Compensation Committee related to the compensation of the Chief Executive Officer for the 2003 fiscal year.

     The Company's executive compensation policy seeks to ensure that the base and cash bonus compensation of the Company's executive officers and other key employees is competitive with other similar size companies in the oilfield services industry while, within the Company, being fair and discriminating on the basis of individual performance. Annual awards of stock options or restricted Common Stock are intended to retain executives and key employees and to motivate them to improve long-term performance of our Common Stock.

BASE SALARY

     In establishing base cash compensation for its executives, the Company targets the median cash compensation of its competitors for their executives having similar responsibilities. Base salaries have historically been set at or below the median, so that bonuses, which are primarily determined by individual performance, will constitute a larger portion of cash compensation. Executive base salaries are reviewed annually considering the Chief Executive Officer's recommendation for executives other than himself, each executive's performance, the competitiveness of the executive's base salary compared to the external market, the Company's financial results and overall industry conditions.

CASH INCENTIVE BONUSES

     The Compensation Committee administers the Company's cash incentive bonuses paid to executive officers, other than the Chief Executive Officer, based upon the Company's performance during each calendar year. The Board administers cash incentive bonuses paid to our Chief Executive Officer. Target bonuses are determined considering the Chief Executive Officer's recommendation for executive officers other than himself. In its discretion, the Compensation Committee may determine to award either more or less than the amount originally targeted at the beginning of the year for any employee.

STOCK OPTIONS

     The Compensation Committee believes that stock options are critical in motivating and rewarding the creation of long-term shareholder value. The Compensation Committee has established a policy of awarding stock options each year based on competitive practices, the continuing financial progress of the Company and individual performance. All stock option awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Holders of stock option awards benefit only when and to the extent that the stock price of the Company increases after the option grant. In 2003, the Compensation Committee approved annual stock option grants to three executive officers and other key employees, as recommended by the Chief Executive Officer. Option awards were made to 73 employees and executives and covered approximately 432,500 shares of underlying Common Stock. The Compensation Committee considered the performance of each individual executive officer and key employee in allocating 2003 stock option grants.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Components of the Chief Executive Officer's compensation for 2003 included a base salary, a cash incentive bonus, and a proposed grant of 75,000 shares of restricted Common Stock pending shareholder approval.

     Mr. White earned a base salary of $400,000 and a bonus of $300,000 in 2003 that was paid subsequent to year end. In addition, pending shareholder approval Mr. White will receive 75,000 shares of restricted Common Stock for his 2003 performance. For 2004, Mr. White's base salary will remain at $400,000. His base salary and bonus were established pursuant to his employment agreement by considering various factors, including his expertise and performance.

     The Compensation Committee believes that the total compensation package provided to Mr. White is fair and reasonable based on the competitive market in which the Company conducts its business and his overall contribution to the Company's success.

POLICY REGARDING SECTION 162(m) OF THE INTERNAL REVENUE CODE

     For compensation in excess of $1 million, Section 162(m) of the Code generally limits the ability of the Company to take a federal income tax deduction for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, except for qualified performance-based compensation. Pursuant to an amendment to the Company's 1997 Stock Option Plan that was adopted by the Board in March 2001, and was approved by the Company's shareholders in June 2001, options granted by the Company have been structured to qualify as performance-based and thus would not be subject to this deduction limitation. While the Compensation Committee will seek to utilize deductible forms of compensation to the extent practicable, it does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes. Although none of the executive officers of the Company reached the deduction limitation in 2003, the Compensation Committee plans to continue to evaluate the Company's salary, bonus and stock option programs to determine the advisability of future compliance with Section 162(m).

                                          The Compensation Committee

                                          Robert H. Whilden, Jr., Chairman
                                          Milton L. Scott

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board (the "Audit Committee") is comprised of three members of the Company's Board, Messrs. Scott, Brock and Watson, each of whom is independent as defined in the NYSE listing standards. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter, attached to this Proxy Statement as Appendix
A. The Audit Committee has: (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 with the Company's management, (ii) discussed with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditor for fiscal year 2003, the matters required to be discussed by Statement on Auditing Standards No. 61 and Statement on Auditing Standards No. 90, and (iii) received and discussed the written disclosures and the letter from PwC required by Independence Standards Board Statement No. 1 and has discussed with PwC their independence from the Company. Based on such review and discussions with management and PwC, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                          The Audit Committee

                                          Milton L. Scott, Chairman
                                          John R. Brock
                                          J. Jack Watson

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

     The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy attached to this Proxy statement as Appendix C. The purpose of the policy is to establish policies and procedures to pre-approve audit and non-audit related services performed by the independent auditor to assure that they do not impair the auditor's independence from the Company. The Audit Committee may delegate pre-approval authority to one or more of its members, but it may not delegate to Company management its responsibilities to pre-approve services performed by the independent auditor. All services provided by PwC during 2003 were within the pre-approval policy and authorization. The Audit Committee regularly reviews audit related and tax services provided by PwC and the associated fees and considers whether the provision of such services is compatible with maintaining the independence of PwC. See report of the Audit Committee above. All of the fees described below were pre-approved by the Audit Committee.

AUDIT, AUDIT-RELATED, TAX AND OTHER FEES

     The following is a breakout of aggregate fees billed by PwC to the Company for the last two fiscal years for (i) the audit of its annual financial statements and review of financial statements included in Form 10-Q ("Audit Fees"), (ii) assurance and related services provided that are reasonably related to the audit ("Audit-Related Fees"), (iii) tax compliance, advice, and planning ("Tax Fees"), and (iv) other products or services provided by PwC ("Other Fees"):

                                                                2003       2002
                                                              --------   --------
Audit Fees..................................................  $224,800   $217,000
Audit Related Fees(1).......................................    27,400     40,300
Tax Fees(2).................................................    17,305          0
Other Fees..................................................         0          0
                                                              --------   --------
  Total.....................................................  $269,505   $257,300

---------------

(1) Audit Related Fees consist primarily of due diligence in connection with potential acquisitions.

(2) Tax Fees consist primarily of international tax consultation.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     PwC did not perform financial information system design or implementation services for the Company as specified in Rule 2-01 of Regulation S-X for the year ended December 31, 2003.

SELECTION OF INDEPENDENT ACCOUNTANTS

     PwC served as the Company's independent auditor for fiscal year 2003. The Audit Committee is scheduled to conduct an annual performance review of PwC and following this review will appoint the independent auditors for fiscal year 2004. A representative of PwC is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a discussion of transactions between the Company and its executive officers, directors and shareholders owning more than five percent of the Company's Common Stock. The Company believes that the terms of each of these transactions were at least as favorable as could have been obtained in similar transactions with unaffiliated third parties.

INDEMNIFICATION AGREEMENTS

     The Company is party to indemnification agreements with its directors and executive officers containing provisions requiring it to, among other things, indemnify them against liabilities that may arise by reason of their service to the Company, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses they incur as a result of any proceeding against them as to which they could be indemnified.

LEASE AGREEMENT

     One of our subsidiaries, Thomas Energy Services, Inc., leases a facility in New Iberia, Louisiana from Mr. Thomas, the Company's Vice President. In 2003, the Company paid Mr. Thomas $108,000 under this lease.

TRANSACTIONS WITH PENNY-FARTHING PRESS, INC.

     Kenneth T. White, Jr., our Chairman, President and Chief Executive Officer, is the owner of Penny-Farthing Press Inc., a publishing company, which occasionally performs services for the Company and several of its subsidiaries. In 2003, the Company made no payments to Penny-Farthing Press, Inc. for graphic design and other services. During that same period Penny-Farthing Press made payments to the Company of approximately $38,000 primarily for rental of office space.

PERFORMANCE GRAPH

     The graph below compares the total shareholder return on the Company's Common Stock from October 11, 2000, the date of the IPO, to December 31, 2003, with the total return on the S&P 500 Index, the S&P Oil & Gas (Equipment and Services) Index and the Dow Jones U.S. Oil Drilling, Equipment & Services Index for the same period. The information in the graph is based on the assumption of
(i) a $100 investment on October 11, 2000 at closing prices on October 11, 2000 and (ii) reinvestment of all dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

              AMONG W-H ENERGY SERVICES, INC., THE S&P 500 INDEX,
                 THE S&P OIL & GAS (DRILLING & EQUIPMENT) INDEX
        AND THE DOW JONES U.S. OIL DRILLING, EQUIPMENT & SERVICES INDEX

                                    (GRAPH)

-------------------------------------------------------------------------------------
                             10/11/00    12/31/00    12/31/01    12/31/02    12/31/03
-------------------------------------------------------------------------------------
 W-H Energy Services,
  Inc.                       $100.00     $119.32     $115.45      $88.42      $98.18
 S&P 500                      100.00       92.17       81.22       63.27       81.42
 S&P Oil & Gas (Equipment
  & Services)                 100.00       93.45       62.20       55.06       68.68
 Dow Jones U.S. Oil
  Drilling, Equipment &
  Services                    100.00       94.96       65.42       60.22       69.07

* $100 invested on 10/11/00 in stock or in index -- including reinvestment of dividends. Fiscal year ending December 31.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Audit Committee of the Board annually considers and recommends to the Board the selection of the Company's independent public accountants. In April 2002, the Company's Audit Committee recommended and the Board determined to no longer engage Arthur Andersen LLP ("Andersen") as the Company's independent public accountant. Effective April 12, 2002, Andersen was terminated as the Company's independent public accountant and PwC was appointed to serve as the Company's independent public accountant.

     Andersen's report on the Company's consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended December 31, 2001, and through the date of Andersen's termination, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years. There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosure and requested Andersen to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements by the Company in the foregoing disclosure and, if not, stating the respects in which it does not agree. Andersen's letter, which stated that it was in agreement with the preceding disclosure, was filed as Exhibit 16 to the Company's Current Report on Form 8-K dated April 17, 2002.

     During the year ended December 31, 2001 and through the date of the engagement of PwC, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by a plurality vote of the shares present at the Annual Meeting. Any other matter presented at the Annual Meeting will be decided by a vote of the holders of a majority of the outstanding shares of Common Stock, unless the Articles of Incorporation or Bylaws of the Company, or any express provision of law, require a different vote. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote"), shares not voted as a result will be counted as not present and not cast with respect to any proposal. All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the director nominees named herein, the approval of the restatement of the 1997 Plan, the approval of the proposed grant of Restricted Shares, and the issuance of and in the proxy holder's discretion for all other matters that come before the Annual Meeting. The Company does not know of any matters to be presented at the Annual Meeting other than those described herein. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

SHAREHOLDER NOMINATIONS AND PROPOSALS

     To permit the Company and its shareholders to deal with shareholder proposals in an informed and orderly manner, the Bylaws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board) of candidates for election to the Board and with regard to certain matters to be brought before an annual meeting of shareholders. In general, our Bylaws provide that written notice must be received by the Secretary of the Company not less than 20 days nor more than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting as well as the shareholder submitting the proposal. However, if our shareholders receive less than 30 days notice of an annual meeting, written notice of shareholder proposals must be received no later than 10 days after public disclosure of the date of such meeting. If we do not receive notice of your proposal before April 16, 2004, it will be considered "untimely" and we may properly use our discretionary authority to vote for or against the proposal. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Notice and Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ CATHERINE N. CRABTREE
                                          --------------------------------------
                                          Catherine N. Crabtree
                                          Secretary

Houston, Texas
April 6, 2004

                                                                      APPENDIX A

                           W-H ENERGY SERVICES, INC.

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                        EFFECTIVE AS OF OCTOBER 15, 2003

     The Board of Directors (the "Board") of W-H Energy Services, Inc. (the "Company") established an Audit Committee of the Board (the "Committee") on July 31, 2000. The existing Charter of the Committee is amended and restated as set forth herein as of the effective date set forth above.

I.  PURPOSES

     The purposes of the Committee are to:

     - assist the Board in monitoring (i) the quality and integrity of the Company's financial statements, (ii) the qualifications and independence of the Company's independent accountants, (iii) the performance of the Company's internal audit function and independent accountants; and (iv) the Company's compliance with legal and regulatory requirements;

     - prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement; and

     - perform such other functions as the Board may assign to the Committee from time to time.

II.  COMPOSITION

     The Committee shall consist of at least three members, all of whom must be members of the Board. One of the members shall serve as the chairperson of the Committee. The members of the Committee shall meet the independence, qualification and experience requirements of the New York Stock Exchange,
Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC (including, without limitation Rule 10A-3 promulgated under the Exchange Act). Audit Committee members are encouraged to enhance their expertise and understanding of financial and accounting topics by participating in educational programs. Audit committee members shall not simultaneously serve on the Committees of more than two other public companies.

     The Board shall appoint the members of the Committee after consideration of the recommendation of the Nominating & Corporate Governance Committee. The chairperson of the Committee shall be designated by the Board or, if no such designation is made, shall be selected by the affirmative vote of the majority of the Committee. The Board may remove or replace any member of the Committee at any time by the affirmative vote of the majority of the Board.

III.  COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Committee shall have the sole authority to appoint, retain and terminate the Company's independent accountants. The Committee shall be directly responsible for the compensation, oversight and evaluation of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee. The Committee may consult with management in the performance of these duties but shall not delegate these duties to management.

     The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Such pre-approval may be accomplished by engagement arrangements entered into pursuant to pre-approval policies and procedures previously established by the Committee, but only if the policies are detailed as to the particular services that are pre-approved, the Committee is informed of each such service provided and the policies do not delegate the Committee's responsibilities to management. The Committee shall have sole authority to approve all audit engagement fees and terms and non-audit engagements with the Company's independent accountants. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

     The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors without the approval of management or the Board. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

     Without limiting the generality of the preceding statement, the Committee shall:

  FINANCIAL STATEMENT AND DISCLOSURE MATTERS

     1. Review and discuss with management and the independent accountants the Company's annual audited financial statements prior to the filing of its Form 10-K, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Form 10-K.

     2. Review and discuss with management and the independent accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q and the results of the independent accountants' review of the quarterly financial statements.

     3. Discuss with management and the independent accountants any analyses prepared by management and/or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative treatments of the financial statements within generally accepted accounting principles ("GAAP").

     4. Discuss with management and the independent accountants major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

     5. Review and discuss regular reports from the independent accountants on:

        - all critical accounting policies and practices to be used;

        - all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants;

        - any accounting adjustments that were noted or proposed by the independent accountants but were "passed" as immaterial or otherwise; and

        - Other material written communications between the independent accountants and management, such as any management letter, internal control letter or schedule of unadjusted differences.

     6. Discuss with management the type and presentation of information to be included in the Company's earnings press releases prior to public release, including the use of "pro forma" or "adjusted" non-GAAP information, and the type and presentation of any financial information and earnings guidance to be provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not precede each earnings release or each instance in which the Company provides guidance.

     7. Discuss with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     8. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     9. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     10. Review disclosures made to the Committee by the Company's chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT ACCOUNTANTS

     11. Review and evaluate the lead partner of the independent accountants team.

     12. Obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
(c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. Based on this report and the independent auditor's work throughout the year, evaluate the qualifications, performance and independence of the independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditing department (or outside auditor performing the function of an internal auditing department). The Committee shall present its conclusions with respect to the independent accountants to the Board.

     13. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the concurring (or reviewing) audit partner responsible for reviewing the audit and other audit partners performing services for the Company and/or its subsidiaries as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent accounting firm on a regular basis.

     14. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountants.

     15. Discuss with the independent accountants any communications between the audit team and the national office of the independent accountant with respect to auditing or accounting issues presented by the engagement.

     16. Meet with the independent accountants prior to the audit to discuss the planning and staffing of the audit, and to review the engagement fees and terms.

  OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

     17. Review any decision by management to appoint or replace the senior internal auditing executive or, if a decision is made to outsource this function, review management's selection and engagement of an outside auditor (other than the Company's independent accountants) to perform the function of an internal auditing department. The senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) shall report directly to management and the Committee. The Committee shall review the scope and duties of the internal audit function with the senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) during at least two Audit

Committee meetings annually. Despite this delegation of authority to management, the senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) shall have full and direct access to the Committee.

     18. Review the regular reports to management prepared by the internal auditing department (or any outside auditor performing the function of an internal auditing department) and management responses thereto.

     19. Discuss with the independent accountants and management the responsibilities, budget and staffing of the internal auditing department (or any outside auditor performing the function of an internal auditing department), and any recommended changes in the planned scope of the internal audit.

  COMPLIANCE OVERSIGHT RESPONSIBILITIES

     20. Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

     21. Obtain and review any reports from management, the Company's senior internal auditing executive (or any outside auditor performing the function of an internal auditing department) or the independent accountants that the Company or its subsidiaries are in material violation of applicable laws and regulations, the Company's Code of Business Conduct and Ethics, the Company's Financial Code of Ethics for Senior Officers and the Company's other codes, policies and procedures relating to compliance with applicable laws and regulations. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics, the Company's Financial Code of Ethics for Senior Officers and the Company's other codes, policies and procedures relating to compliance with applicable laws and regulations.

     22. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     23. Discuss with management and the independent accountants any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     24. Discuss with the Company's internal or outside legal counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  OTHER MATTERS

     25. Prepare the report required by SEC rules to be included in the Company's annual proxy statement.

     26. Review the adequacy of this Charter each year and recommend any proposed changes to the Board for approval.

     27. Review and evaluate its own performance each year and submit itself to the review and evaluation of the Board.

     28. Perform any other activities consistent with this Charter, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be amended), the rules of the New York Stock Exchange applicable to domestic listed companies, and governing law as the Committee or the Board deems necessary or appropriate.

IV.  LIMITATION OF AUDIT COMMITTEE'S ROLE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

V.  COMMITTEE PROCEDURES

     1. Meetings. The Committee shall meet at the call of its chairperson, or two or more members of the Committee. The Committee shall meet as often as it determines, but not less frequently than quarterly. In order to foster open communication, the Committee shall meet periodically with management, the internal auditing department (or any outside auditor performing the function of an internal auditing department) and the independent accountants in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or the internal auditing department (or any outside auditor performing the function of an internal auditing department) to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. At the Committee's discretion, all Directors are invited to attend Committee meetings, but are not permitted to vote. The Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company's Bylaws.

     2. Quorum and Approval. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

     3. Rules. The Committee may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson, and designation of a secretary of the Committee or any meeting thereof.

     4. Reports. The Committee shall make regular reports of its actions and any recommendations to the Board, directly or through the chairperson.

     5. Minutes. The Committee shall keep minutes of all meetings and of all actions taken by the Committee, file such minutes with the Secretary of the Company and provide a copy of such minutes to the Board.

     6. Fees; Reimbursement of Expenses. Each member of the Committee shall be paid the fees set by the Board for his or her services as a member or chairperson of the Committee. Subject to the Company's corporate governance guidelines and other policies, members of the Committee will be reimbursed by the Company for all reasonable expenses incurred in connection with their duties as members of the Committee.

                                                                      APPENDIX B

                           W-H ENERGY SERVICES, INC.

                             1997 STOCK OPTION PLAN
                          AS RESTATED EFFECTIVE AS OF
                                          , 2004

                                  I.  PURPOSE

     The purpose of the W-H ENERGY SERVICES, INC. STOCK OPTION PLAN (the "Plan") is to provide a means whereby certain employees of W-H ENERGY SERVICES, INC., a Texas corporation (the "Company"), and its Affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.

                                II.  DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

     (a) "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (d) "Committee" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

     (e) "Common Stock" means the common stock, par value $.0001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph VIII.

     (f) "Company" means W-H Energy Services, Inc., a Texas corporation.

     (g) "Corporate Change" shall have the meaning assigned to such term in Paragraph VIII(c) of the Plan.

     (h) "Director" means an individual who is a member of the Board.

     (i) An "employee" means any person (including a Director) in an employment relationship with the Company or any Affiliate.

     (j) "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common

Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     (k) "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Option" means an award granted under Paragraph VII of the Plan.

     (m) "Option Agreement" means a written agreement between the Company and a Participant with respect to an Option.

     (n) "Participant" means an employee, officer or Director of the Company or an Affiliate thereof who has been granted an Option.

     (o) "Plan" means the W-H Energy Services, Inc. 1997 Stock Option Plan, as amended from time to time.

     (p) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

     (q) "Stock Appreciation Right" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

                 III.  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan became effective upon August 11, 1997. No further Options may be granted under the Plan after August 11, 2007. This restatement of the Plan is effective as of the date of its approval by the shareholders of the Company. In the event that the Company's shareholders do not approve this restatement, then the Plan shall continue in effect as it currently exists. The Plan shall remain in effect until all Options granted under the Plan have been satisfied or expired.

                              IV.  ADMINISTRATION

     (a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined in Rule 16b-3).

     (b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees shall receive an Option, the time or times when such Option shall be granted, and the number of shares to be subject to each Option. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective Option Agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of each Option Agreement and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

                 V.  SHARES SUBJECT TO THE PLAN; OPTION LIMITS;
                                GRANT OF OPTIONS

     (a) Shares Subject to the Plan and Option Limits. Subject to adjustment in the same manner as provided in Paragraph VIII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 4,900,000 shares (inclusive of any shares previously issued under the Plan). Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Option or (ii) to the extent an Option is settled in cash. To the extent that an Option lapses or the rights of its holder terminate, any shares of Common Stock subject to such Option shall again be available for the grant of an Option under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options granted to any one individual during the term of the Plan may not exceed 500,000 shares of Common Stock (as adjusted from time to time in accordance with the provisions of the Plan). The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

     (b) Grant of Options. The Committee may from time to time grant Options to one or more persons determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

     (c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Option may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

                                VI.  ELIGIBILITY

     Options may be granted only to persons who, at the time of grant, are key employees, officers or Directors of the Company or an Affiliate thereof. An Option may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan.

                               VII.  OPTION TERMS

     (a) Nature of Option. Options granted under the Plan will be stock options that do not constitute incentive stock options within the meaning of section 422(b) of the Code.

     (b) Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

     (c) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Option Agreement shall specify the effect of termination of employment on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe.

The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

     (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

     (f) Restrictions on Repricing of Options. Except as provided in Paragraph VIII, the Committee may not, without approval of the shareholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

     (g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.

     (h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

                   VIII.  RECAPITALIZATION OR REORGANIZATION

     (a) No Effect on Right or Power. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

     (c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity),
(ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall act to effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual
Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and cause the Company to pay to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

     (d) Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:
(i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Option and not otherwise provided for by this Paragraph VIII, such Option and the related Option Agreement shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Option. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph VIII, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Options granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

     (f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action.

     (g) No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted or the purchase price per share.

                   IX.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Option theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Options under the Plan, (b) amend or delete Paragraph VII(f)., (c) expand the type of awards available under the Plan, (d) expand the term of the Plan or (e) change the method under the Plan for determining the price at which a share of Common Stock may be purchased upon exercise of an Option.

                               X.  MISCELLANEOUS

     (a) No Right To An Option. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee any right to be granted an Option or any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Option Agreement.

     (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

     (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Options any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

     (e) Restrictions on Transfer. An Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

     (f) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts of law principles thereof.

                                                                      APPENDIX C

                           W-H ENERGY SERVICES, INC.

                AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

I.  STATEMENT OF PRINCIPLES

     Under the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee of the Board of Directors of W-H Energy Services, Inc. ("W-H" or the "Company") is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor's independence from the Company. The Audit Committee has adopted this Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), in order to set forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved.

     Proposed services may either be pre-approved by the Audit Committee agreeing to a general framework without consideration of specific case-by-case services ("general pre-approval") or by the Audit Committee pre-approving specific services ("specific pre-approval").

     On an annual basis, the Audit Committee will review and provide a general pre-approval of services expected to be provided by the independent auditor during the upcoming year. The Audit Committee may add to or subtract from the list of generally pre-approved services from time to time, based on subsequent determinations. The term of any general pre-approval is 12 months from the date of such pre-approval, unless the Audit Committee specifies otherwise.

     As set forth in this Policy, unless a type of service has received general pre-approval, it may not be provided by the independent auditor unless it has received specific pre-approval by the Audit Committee.

II.  DELEGATION

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not hereby delegate to Company management its responsibilities to pre-approve services performed by the independent auditor.

III.  AUDIT SERVICES

     The scope and terms of the fee for the annual audit services engagement will be subject to specific pre-approval by the Audit Committee. The Audit Committee will request that the audit engagement letter with the independent auditor be addressed to the Chairman of the Audit Committee and that the Chairman of the Audit Committee execute the engagement letter on behalf of the Company. The Audit Committee will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

     The Audit Committee has pre-approved the following audit services:

     - Annual consolidated financial statement audit, including quarterly reviews, and statutory audits of subsidiaries or affiliates of the Company;

     - Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents prepared in connection with securities offerings, including review of financial statements and financial statement schedules, review of disclosures relating to summary financial information, capitalization, dilution, management's discussion and analysis of financial conditions and results of operations and the like, preparation of comfort letters, preparation of consents and assistance in responding to SEC comment letters;

     - Attestation of management reports on internal controls (Section 404); and

     - Consultation with Company management regarding accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, AICPA, or other regulatory or standard setting bodies.

     All other audit services must be specifically pre-approved by the Audit Committee.

IV.  AUDIT-RELATED SERVICES

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence, the Audit Committee may grant general pre-approval of audit-related services.

     The Audit Committee has pre-approved the following audit-related services:

     - Internal control reviews and assistance with internal control reporting regulations;

     - Accounting consultations and audits in connection with potential business acquisitions or dispositions;

     - Due diligence services related to potential business acquisitions or dispositions;

     - Financial statement audits of employee benefit plans; and

     - Other miscellaneous services, including consultation on various accounting matters, SEC matters and Sarbanes-Oxley matters.

     All other audit-related services must be specifically pre-approved by the Audit Committee.

V.  TAX SERVICES

     The Audit Committee believes that the independent auditor can provide tax compliance services to the Company without impairing the auditor's independence.

     The Audit Committee has pre-approved the following tax services:

     - Domestic and international tax compliance ; and

     - Assistance with tax audits and appeals before the IRS and similar state, local and foreign agencies.

     All other tax services must be specifically pre-approved by the Audit Committee.

VI.  PROHIBITED SERVICES

     The Audit Committee will not approve nor will the Company's independent auditor perform for the Company any services that constitute "Prohibited Activities" as defined by the Act or by regulations promulgated by the SEC. Prohibited services include:

     - Bookkeeping or other services related to the Company's accounting records or financial statements;

     - Financial information systems design and implementation;

     - Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

     - Actuarial services;

     - Internal audit outsourcing services;

     - Management functions;

     - Human resource;

     - Broker-dealer, investment advisor or investment banking services;

     - Legal services;

     - Expert services unrelated to the audit; or

     - Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

VII.  PRE-APPROVAL FEE LEVELS

     Pre-approval fees levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any pre-approved services exceeding these levels or amounts by more than 10% will require specific pre-approval by the Audit Committee.

VIII.  PROCEDURES

     All requests for services to be provided by the independent auditor will be submitted to the Chief Financial Officer or Corporate Controller and must include a detailed description of the services to be rendered. The Chief Financial Officer or Corporate Controller will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

     All requests to provide services that require specific approval by the Audit Committee will be jointly submitted to the Audit Committee by both the independent auditor and Chief Financial Officer or Corporate Controller.

IX.  HIRING POLICY FOR EMPLOYEES FOR FORMER EMPLOYEES OF THE INDEPENDENT AUDITOR

     It is the policy of the Audit Committee that Company management may not hire any employee or former employee of the independent auditor with out consultation with the Chairman of the Audit Committee. In an effort to maintain the independence of the independent auditors, the Chairman of the Audit Committee will consider the facts and circumstances of the particular situation and will determine whether full Audit Committee consideration of the hiring is required.

                                                 Mark this box with an X if you
                                            [ ]  have made changes to your name
                                                 or address details above.

===============================================================================
ANNUAL MEETING PROXY CARD
================================================================================
                                  PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

A  ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees.

                            FOR WITHHOLD                           FOR  WITHHOLD
01 - Kenneth T. White, Jr.  [ ]   [ ]       05 - J. Jack Watson    [ ]    [ ]

02 - Robert H. Whilden, Jr. [ ]   [ ]       06 - Christopher Mills [ ]    [ ]

03 - Jonathan F. Boucher    [ ]   [ ]       07 - John R. Brock     [ ]    [ ]

04 - Milton L. Scott        [ ]   [ ]


B  ISSUES

   The Board of Directors recommends a vote FOR the following proposals.

2. Approval of the restatement of the Company's        FOR  AGAINST  ABSTAIN
   1997 Stock Option Plan, including an increase       [ ]    [ ]      [ ]
   in the number of options to purchase shares of the Company's common stock issuable thereunder.

3. Approval of the proposed grant of 75,000 shares of  FOR  AGAINST  ABSTAIN
   restricted common stock to Kenneth T. White, Jr.,   [ ]    [ ]      [ ]
   Chairman, President and Chief Executive Officer.


4. In his discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.


C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

Please sign exactly as name appears hereon, when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep      Signature 2 - Please keep
signature within the box       signature within the box        Date (mm/dd/yyyy)

[______________________]       [______________________]        [___/___/______]



001CD40001        00BY5C

================================================================================
PROXY - W-H ENERGY SERVICES, INC.
================================================================================

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
W-H ENERGY SERVICES, INC.

The undersigned hereby appoints Kenneth T. White, Jr. proxy for the undersigned, with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of W-H Energy Services, Inc. held of record by the undersigned on March 30, 2004 at the annual meeting of shareholders to be held on May 12, 2004, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE MATTERS SET FORTH ON THE REVERSE SIDE. THE PROXY HOLDER NAMED ABOVE WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE TO: W-H ENERGY SERVICES, INC., 10370 RICHMOND AVENUE, SUITE 990, HOUSTON, TEXAS 77042.

IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.



INTERNET AND TELEPHONE VOTING INSTRUCTIONS

YOU CAN VOTE BY TELEPHONE OR INTERNET! AVAILABLE 24 HOURS A DAY 7 DAYS A WEEK!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

--------------------------------------------------------------------------------
TO VOTE USING THE TELEPHONE (WITHIN U.S. AND CANADA)
--------------------------------------------------------------------------------

- Call toll free 1-866-422-0034 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

- Follow the simple instructions provided by the recorded message.

--------------------------------------------------------------------------------
TO VOTE USING THE INTERNET
--------------------------------------------------------------------------------

- Go to the following web site:
  WWW.COMPUTERSHARE.COM/US/PROXY

o Enter the information requested on your computer screen and follow the simple instructions.

                                                                     --------
                                  C0123456789                          12345
                             ----------------------                  ---------

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:30 a.m., Central Time, on May 11, 2004.

THANK YOU FOR VOTING